COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

JULY 8, 2011

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

SCI PRODUCTS, INC.

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct copy of

1 ARTICLES OF INCORPORATION filed on August 28, 2003

which appear of record in this department.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.

Carol Aichele

Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Incorporation-For Profit

(15 Pa.C.S.)

Entity Number: 3165529

- X Business-stock (§ 1306)
- ___ Business-nonstock (§ 2102)
- ___ Business-statutory close (§ 2303)
- ___ Cooperative (§ 7102)
- ___ Management (§ 2703)
- ___ Professional (§ 2903)
- ___ Insurance (§ 3101)

Name
Sherill T. Moyer, Esquire

Address
Rhoads & Sinon LLP

City State Zip Code
PLACE IN OUR BOX

Document will be returned to the name and address you enter to the left. ⇐

Fee: $100

Filed in the Department of State on AUG 28 2003

Pedro A. Cortés

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation *(corporate designator required, i.e., "corporation", "incorporated", "limited" "company" or any abbreviation. "Professional corporation" or "P.C")*:

SCI Products Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth *(post office box, alone, is not acceptable)* or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County
635 Lucknow Road	**Harrisburg**	**PA**	**17110**	**Dauphin**

(b) Name of Commercial Registered Office Provider — County

c/o:

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized: **1,000 Common; $1.00 par value**

2003076-1346

5. The name and address, including number and street, if any, of each incorporator *(all incorporators must sign below)*:

Name	Address
Sherill T. Moyer	**One South Market Square, 12th Floor, Harrisburg, PA 17101**

6. The specified effective date, if any: **N/A** (month/day/year hour, if any)

7. Additional provisions of the articles, if any, attach an 8½ by 11 sheet.

8. ~~*Statutory close corporation only:* Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)~~

9. ~~*Cooperative corporations only: Complete and strike out inapplicable term:*~~

~~The common bond of membership among its members/shareholders is:~~ ____________

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this

28th day of **August**, **2003**.

Sherill T. Moyer